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                  UNITED ASSET MANAGEMENT CORPORATION           Exhibit 21.1
                     SUBSIDIARIES OF THE REGISTRANT

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                                                   JURISDICTION OF          FINANCIAL
AFFILIATED FIRM                                  ORGANIZATION               STATEMENTS
-----------------------------------------------  ---------------------   ----------------

Acadian Asset Management, Inc.                   Massachusetts            Consolidated
Analytic-TSA Global Asset Management, Inc.       California               Consolidated
Barrow, Hanley, Mewhinney & Strauss, Inc.        Nevada                   Consolidated
Cambiar Investors, Inc.                          Colorado                 Consolidated
The Campbell Group, Inc.                         Delaware                 Consolidated
Chicago Asset Management Company                 Delaware                 Consolidated
Clay Finlay Inc.                                 New York                 Consolidated
Cooke & Bieler, Inc.                             Pennsylvania             Consolidated
Dewey Square Investors Corporation               Delaware                 Consolidated
Dwight Asset Management Company                  Delaware                 Consolidated
Fiduciary Management Associates, Inc.            Delaware                 Consolidated
First Pacific Advisors, Inc.                     Massachusetts            Consolidated
GSB Investment Management, Inc.                  Delaware                 Consolidated
Hagler, Mastrovita & Hewitt, Inc.                Delaware                 Consolidated
Hamilton, Allen & Associates, Inc.               Delaware                 Consolidated
Hanson Investment Management Company             California               Consolidated
Heitman Financial Ltd.                           Delaware                 Consolidated
Heitman Properties Ltd.(1)                       Illinois                 Consolidated
Heitman Capital Management Corporation           Illinois                 Consolidated
Hellman, Jordan Management Company, Inc.         Delaware                 Consolidated
Investment Counselors of Maryland, Inc.          Maryland                 Consolidated
Investment Research Company                      Illinois                 Consolidated
Jacobs Asset Management                          Delaware                 Consolidated
Tom Johnson Investment Management, Inc.          Massachusetts            Consolidated
Ki Pacific Asset Management, Inc.                Delaware                 Consolidated
L&B Realty Advisors, Inc. (The L&B Group)        Delaware                 Consolidated
  L&B Institutional Property Managers, Inc.(2)   Delaware                 Consolidated
  L&B Real Estate Counsel                        Texas                    Consolidated
C.S. McKee & Company, Inc.                       Pennsylvania             Consolidated
Murray Johnstone Limited                         Scotland                 Consolidated
Nelson, Benson & Zellmer, Inc.                   Colorado                 Consolidated
Newbold's Asset Management, Inc.                 Pennsylvania             Consolidated
Northern Capital Management, Inc.                Wisconsin                Consolidated
NWQ Investment Management Company                Massachusetts            Consolidated
OSV Partners                                     Delaware                 Consolidated
Pell, Rudman & Co., Inc.                         Delaware                 Consolidated
Pilgrim Baxter & Associates                      Delaware                 Consolidated
Provident Investment Counsel                     Massachusetts            Consolidated
Rice, Hall, James & Associates                   California               Consolidated
Rogge Global Partners Plc                        United Kingdom           Consolidated
Rothschild/Pell, Rudman & Co., Inc.              Maryland                 Consolidated
Sirach Capital Management, Inc.                  Washington               Consolidated
Spectrum Asset Management, Inc.                  Connecticut              Consolidated
Sterling Capital Management Company              North Carolina           Consolidated
Suffolk Capital Management, Inc.                 Delaware                 Consolidated
Thompson, Siegel & Walmsley, Inc.                Virginia                 Consolidated
UAM Fund Distributors, Inc.                      Massachusetts            Consolidated
UAM Fund Services, Inc.                          Delaware                 Consolidated
UAM Investment Services, Inc.                    Delaware                 Consolidated
UAM Retirement Plan Services, Inc.               Delaware                 Consolidated
United Asset Management (Japan), Inc.            Delaware                 Consolidated
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All of the Registrant's subsidiaries do business under the respective names indicated above and are wholly owned.

(1) Heitman Properties Ltd. has 40 wholly owned property management subsidiaries operating in the U.S.

(2) L&B Institutional Property Managers, Inc. has 6 wholly owned property management subsidiaries operating in the U.S.